Exhibit (a)(1)(H)

Forms of Reminder E-mails — Dates may change if expiration date of offer is extended

March 26, 2007 - One Week After Offer Commences

We have just completed week one of the Sanmina-SCI Corporation Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).  The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, on April 16, 2007 unless we extend the offer.

If you would like to participate in this offer, a properly signed and completed election form must be received via facsimile or by hand delivery by 5:00 p.m., Pacific Time, on April 16, 2007 by:

Richard Edde

Sanmina-SCI Corporation

2700 North First Street

San Jose, California  95134

Fax: (408) 964-3007 or (408) 964-3096

Only documents that are complete, signed and actually received by Richard Edde by the deadline will be accepted.  Documents submitted by any other means, including U.S. mail or other post and Federal Express (or similar delivery service) are not permitted.  If you have questions, please direct them to Richard Edde, our Senior Stock Administrator, at:

Sanmina-SCI Corporation

2700 North First Street

San Jose, California  95134

Tel:  (408) 964-3242

Fax:  (408) 964-3007 or (408) 964-3096

E-mail:  richard.edde@sanmina-sci.com

This notice does not constitute the Offer to Exchange.  The full terms of the offer are described in (1) the Offer to Exchange; (2) the memorandum from Jure Sola, dated March 19, 2007; (3) the summary of the option exchange program; (4) the election form; and (5) the withdrawal form.  You may also access these documents through SanminaNet, through your local Human Resources representative, or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

One Week Before Scheduled End of Offer Period

We are entering the final scheduled week of the Sanmina-SCI Corporation Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).  After today, there are seven (7) days left to make your election, unless we extend the offer.  Unless we extend the offer, the offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, on May 15, 2007.

If you would like to participate in this offer, a properly signed and completed election form must be received via facsimile or by hand delivery by 5:00 p.m., Pacific Time, on May 15, 2007 (unless we extend the offer) by:

Richard Edde

Sanmina-SCI Corporation

2700 North First Street

San Jose, California  95134

Fax: (408) 964-3007 or (408) 964-3096

Only documents that are complete, signed and actually received by Richard Edde by the deadline will be accepted.  Documents submitted by any other means, including U.S. mail or other post and Federal Express (or similar delivery service) are not permitted.  If you have questions, please direct them to Richard Edde, our Senior Stock Administrator, at:

Sanmina-SCI Corporation

2700 North First Street

San Jose, California  95134

Tel:  (408) 964-3242

Fax:  (408) 964-3007 or (408) 964-3096

E-mail:  richard.edde@sanmina-sci.com

This notice does not constitute the Offer to Exchange.  The full terms of the offer are described in (1) the Offer to Exchange; (2) the Notice of Extension of the Expiration Date of the Offer to Exchange, dated April 13, 2007; (3) the Supplement to the Offer to Exchange, dated April 13, 2007; (4) the Second Supplement to the Offer to Exchange, dated April 30, 2007; (5) the Notice of the Second Supplement to the Offer to Exchange, dated April 30, 2007; (6) the memorandum from Jure Sola, dated March 19, 2007; (7) the summary of the option exchange program; (8) the election form; and (9) the withdrawal form.  You may also access these documents through your local Human Resources representative or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

Offer Expiration Date (scheduled to be May 15, 2007)

Today is the last scheduled day to elect to exchange your eligible options as part of the Sanmina-SCI Corporation Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).  The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, today, May 15, 2007, unless we extend the offer.

If you would like to participate in this offer, a properly signed and completed election form must be received via facsimile or by hand delivery by 5:00 p.m., Pacific Time, on May 15, 2007 (unless we extend the offer) by:

Richard Edde

Sanmina-SCI Corporation

2700 North First Street

San Jose, California  95134

Fax: (408) 964-3007 or (408) 964-3096

Only documents that are complete, signed and actually received by Richard Edde by the deadline will be accepted.  Documents submitted by any other means, including U.S. mail or other post and Federal Express (or similar delivery service) are not permitted.  If you have questions, please direct them to Richard Edde, our Senior Stock Administrator, at:

Sanmina-SCI Corporation

2700 North First Street

San Jose, California  95134

Tel:  (408) 964-3242

Fax:  (408) 964-3007 or (408) 964-3096

E-mail:  richard.edde@sanmina-sci.com

This notice does not constitute the Offer to Exchange.  The full terms of the offer are described in (1) the Offer to Exchange; (2) the Notice of Extension of the Expiration Date of the Offer to Exchange, dated April 13, 2007; (3) the Supplement to the Offer to Exchange, dated April 13, 2007; (4) the Second Supplement to the Offer to Exchange, dated April 30, 2007; (5) the Notice of the Second Supplement to the Offer to Exchange, dated April 30, 2007; (6) the memorandum from Jure Sola, dated March 19, 2007; (7) the summary of the option exchange program; (8) the election form; and (9) the withdrawal form.  You may also access these documents through your local Human Resources representative or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.